Independent Auditors' Report


The Shareholders and Board of Directors of
Centura Funds, Inc.:


We have audited the accompanying statements of assets and liabilities of Centura Funds, Inc. - Large Cap Equity Fund, Mid Cap Equity
 Fund, Small Cap Equity Fund, Government Income
 Fund, Quality Income Fund, North Carolina
Tax-Free Bond Fund, and Money Market Fund
(the Funds), including the schedules of
portfolio investments, as of April 30, 2000, and the related statements of operations for the period then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended (period from May 11,
 1999 through April 30, 2000 for the Quality
Income Fund).  These financial statements
 and the financial highlights are the
responsibility of the Funds' management.
  Our responsibility is to express an
 opinion on these financial statements and

financial highlights based on our audits.
 The accompanying financial highlights for the periods ended April 30, 1998 and prior were audited by other auditors whose report thereon dated May 22, 1998 expressed an unqualified opinion on the financial statements.

We conducted our audits in accordance with auditing standards generally accepted in the
 United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of April 30, 2000, by examination, correspondence with brokers and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the aforementioned funds comprising the Centura Funds, Inc. as of April 30,
 2000, the results of their operations for the period then ended, and the changes in their net assets and the financial highlights for each of the two years in the period then ended (period from May 11, 1999 through April 30, 2000 for the
 Quality Income Fund), in conformity with accounting principles generally accepted in the United States of America.



KPMG LLP

Columbus, Ohio
June 21, 2000